                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69633) of Convergys Corporation of our report dated June 23, 2000 relating to the financial statement of Convergys CMG Retirement Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
June 28, 2001